UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

BWX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg, Virginia	24504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (980) 365-4300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2025, BWX Technologies, Inc. (“BWXT” or the “Company”) announced that Ronald O. Whitford, Jr., Senior Vice President and General Counsel, Chief Compliance Officer and Corporate Secretary (“GC”), has stepped down from this role and as an executive officer of BWXT effective as of November 4, 2025. Mr. Whitford’s decision is not related to any legal issue or any disagreement with the Company or any matter relating to its operation, policies or practices. He is expected to remain employed with the Company in a non-executive role as Special Advisor to the Chief Executive Officer to assist with the transition of the GC role for a period of time (the “Transition Period”). The Company expects to appoint a successor within the coming week.

Mr. Whitford is expected to receive his base salary during the Transition Period and he is entitled to receive benefits consistent with a termination without cause under the Company’s Executive Severance Plan, as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 19, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

Dated:	November 4, 2025	/s/ Mike T. Fitzgerald
Name: Mike T. Fitzgerald
Title: Senior Vice President, Chief Financial Officer and Chief Accounting Officer